Exhibit 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

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                                      :        Chapter 7
In re:                                :
                                      :        Case Nos. 99-529
EDISON BROTHERS STORES, INC.,         :        through 536 (EIK)
                                      :
             Debtors.                 :        Substantively Consolidated and
                                      :        Jointly Administered
                                      :
                                      :        Objections due by:
                                      :        December 13, 2001 at 4:00 p.m.
                                      :        Hearing Date:  December 20, 2001
                                               at
                                               3:30pm
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                        CHAPTER 7 TRUSTEE'S MOTION FOR AN
                 ORDER PURSUANT TO SECTIONS 105, 323 AND 704
               OF THE BANKRUPTCY CODE AUTHORIZING AN AMENDMENT
           TO THE CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER
         OF AUTHORIZED BUT UNISSUED SHARES OF CAPITAL STOCK NUNC PRO
                 TUNC TO DECEMBER 31, 1999 AND RELATED RELIEF

     Alan M. Jacobs, the chapter 7 trustee (the "Chapter 7 Trustee") in the above-captioned cases, by and through his undersigned counsel, hereby respectfully moves (the "Motion") this Honorable Court pursuant to sections 323 and 704 of Title 11, United States Code (the "Bankruptcy Code"), for an order authorizing an amendment to the certificate of incorporation of Edison Brothers Stores, Inc. ("Edison") to reduce the number of authorized, but unissued, shares of capital stock of Edison so that the number of Authorized Shares (as defined below) equals the number of Outstanding Shares (as defined below) nunc pro tunc to December 31, 1999, and related relief, and in support thereof represents as follows: INTRODUCTION

     1. Edison is a Delaware corporation, authorized by its certificate of incorporation to issue one hundred million shares of publicly traded common stock (the "Authorized Shares"). Since the date that Edison filed the Chapter 11 petition in this case, the number of Outstanding Shares (as hereinafter defined) of Edison stock has been 10,297,000 or roughly only 10% of the

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Authorized Shares. In fact, in this liquidating Chapter 7 case, the number of
Outstanding Shares will never increase. Nevertheless, under Delaware's corporate franchise tax provisions the Edison estate has continued to incur significant franchise taxes based on a number of Authorized Shares permitted by its certificate of incorporation. By this Motion, the Chapter 7 Trustee seeks authority to undertake acts which will reduce the franchise tax liability, thereby enhancing the recovery to unsecured creditors of the Debtors' estate. BACKGROUND

     2. On March 9, 1999 (the "Commencement Date"), Edison and its seven affiliates (collectively with Edison, the "Debtors") filed voluntary petitions for relief pursuant to Chapter 11 of Title 11 of the Bankruptcy Code.

     3. Edison, a publicly held corporation, was a specialty retailer of mens' and womens' apparel and footwear.

     4. On the Commencement Date, the Debtors employed approximately 14,800 full- and part-time employees and were party to various non-residential real estate leases covering approximately 1,510 retail stores located throughout the United States, Puerto Rico and the Virgin Islands. In addition, the Debtors were party to other non-residential real estate leases that provided the Debtors with warehouse and storage facilities, as well as administrative office space. The Debtors were also parties to various executory contracts relative to the Debtors' operations and management.

     5. On or about March 22, 1999, the Office of the United States Trustee appointed a committee of unsecured creditors (the "Committee") in the Debtors' cases (the "Chapter 11 Case").


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     6. By July 30, 1999, the Debtors had ceased all retail operations and had completed transactions for assumption and assignment, rejection or other disposition of virtually all of their retail store leases.

     7. On or about April 28, 2000, the Debtors and the Committee filed a Motion for an Order Directing Appointment of a Chapter 11 Trustee Pursuant to Section 1104 of the Bankruptcy Code (the "Trustee Appointment Motion"). On May 16, 2000, the Court conducted a hearing on the Trustee Appointment Motion and thereafter entered an order approving it.

     8. On May 30, 2000, the United States trustee applied for an order appointing Alan M. Jacobs as chapter 11 trustee (the "Chapter 11 Trustee") in the Chapter 11 Case. The Court granted the application on the day it was filed.

     9. On June 16, 2000, the Chapter 11 Trustee moved to convert the Chapter 11 Case to a case under Chapter 7 (the "Chapter 7 Case"), pursuant to Section 1112(b) of the Bankruptcy Code (the "Motion to Convert"). The Court granted the Motion to Convert on July 5, 2000 (the "Conversion Date").

     10. On the Conversion Date, pursuant to a grant of authority in Section 701(a) of the Bankruptcy Code, the United States Trustee appointed the Chapter 11 Trustee to serve as the Chapter 7 Trustee in this Converted Case.

     11. On the Conversion Date, the Court authorized the Chapter 7 Trustee to conduct limited operations pursuant to section 721 of the Bankruptcy Code. The Chapter 7 Trustee is currently engaged in the winding-up of the Debtors' estates through limited administrative operations, claims resolution and liquidation of assets.

     12. The Chapter 7 Trustee's efforts in the Chapter 7 case recently permitted a Court authorized interim distribution of $.06 on the dollar to holders of allowed unsecured claims. The


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Chapter 7 Trustee anticipates further distributions to unsecured creditors, but based on the assets in the estate the unsecured creditors will not be paid in full and certainly shareholders will never receive a distribution on account of their equity interests. In fact, on September 27, 2000, the Court authorized the Chapter 7 Trustee to cease maintaining the Edison stock register. JURISDICTION AND VENUE

     13. This Court had jurisdiction to consider this Motion pursuant to 28 U.S.C.ss.ss. 157 and 1334. Consideration of this Motion is a core proceeding pursuant to 28 U.S.C.ss. 157(b). Venue is proper before this Court pursuant to 28 U.S.C.ss.ss. 1408 and 1409. RELIEF REQUESTED

     14. By this Motion, the Chapter 7 Trustee respectfully requests the entry of an order pursuant to section 105, 323 and 704 of the Bankruptcy Code authorizing the Chapter 7 Trustee to amend the certificate of incorporation to reduce the number of Authorized Shares of Edison so that the number of Authorized Shares equals the number of Outstanding Shares nunc pro tunc to December 31, 1999, and granting related relief. BASIS FOR RELIEF

     15. Section 323 of the Bankruptcy Code provides that a trustee is the representative of the estate with power in that capacity to sue and be sued. See, In re North East Projects, Inc. v. United States of America FMHA 133 B.R. 59, 60 (W.D. Pa. 1991) ("In bankruptcy, the trustee stands in the shoes of the bankrupt and has standing to bring any suit that the bankrupt could have instituted had it not petitioned for bankruptcy.") See also, Nagle v. Commercial Credit Business Loans, Inc. 102 F.R.D. 27, 30 (E.D. Pa. 1983) (Under former Bankruptcy Act, "[t]he trustee in bankruptcy is the person to pursue the rights of the bankrupt corporation.")

     16. As the estate representative, Section 704 of the Bankruptcy Code requires that a "trustee shall collect and reduce to money the property of the estate for which such trustee


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serves, and close such estate as expeditiously as is compatible with the best interests of parties in interest." 11 U.S.C.ss.704(l). In re Bell & Beckwith 77 BR 606, 614 (Bankr. ND. Ohio 1987) aff'd 87 B.R. 472 ("The Trustee has the duty to expeditiously liquidate the estate and to avoid all unreasonable expenses either in its preservation or distribution.")

     17. In furtherance of the Trustee's obligations, Section 105 of the Bankruptcy Code provides that the "court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title." 11 U.S.C.ss.105(a). See e.g. In re ABA Recovery Service, Inc. 110 BR. 484, 487 (Bankr. SD. CA. 1990) ("This Court finds that it possesses the equitable jurisdiction to determine whether the trustee will be allowed to direct how the IRS applies payments made on post-petition tax liabilities.").

     18. By this Motion the Chapter 7 Trustee, as estate representative, seeks authority to take acts to reduce the estate's annual franchise tax expense by approximately $130,000 per year and will enhance the assets available for distribution to the unsecured creditors of the estate. The estimated savings to the estate will be $130,000 per year.

     19. Delaware General Corporation law provides for the imposition of a franchise tax on all corporations incorporated in the state. The tax is computed based upon the authorized capital stocks of the corporation. 8 Del. C. ss.503(g).

     20. By its certificate of incorporation, Edison was authorized to issue 100,000,000 shares of capital common stock (the "Authorized Shares"). As of the Commencement Date, 10,297,000 shares were outstanding (the "Outstanding Shares"). Since the Commencement Date, Edison has not sold, issued or otherwise distributed any additional Authorized Shares. The number of Authorized Shares that remain unissued is $89,703,000 (the "Unissued Shares").


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     21. Although, Title 8, section 242 of the Delaware Code allows a corporation, by resolution of its board of directors and a vote of the stockholders, to amend its certificate of incorporation, so as to, among other things increase or decrease its authorized stock, this course of action is no longer available to the estate. 8 Del. C.ss. 242(a)(3). All of the Edison directors resigned sometime ago and locating the shareholders, whose equity interests have no value, would be costly, difficult and unwarranted since the holders of equity interests will not be prejudiced by the authority and relief that the Chapter 7 Trustee seeks in this Motion.

     22. In these circumstances, the Chapter 7 Trustee submits that the Court should authorize him to amend the certificate of incorporation. The proposed amendment, which would reduce the number of Authorized Shares, is clearly in the best interests of the Debtors' estate and its creditors.

                                 RELATED RELIEF

     23. The Chapter 7 Trustee has reviewed the Debtors records and has conferred with retained professionals and a former director of the corporation to determine that there may be unexercised options or warrants, but like the equity interests in Edison, they have no value. Therefore, the Chapter 7 Trustee requests an order he need not reserve shares for unexercised options or warrants when amending the Certificate of Incorporation.


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      WHEREFORE the Chapter 7 Trustee respectfully requests that the Court enter the attached order granting the relief requested and such other and further relief as is just and appropriate.
Dated:  December 2, 2001

                                    THE BAYARD FIRM
                                    By:         /s/  Eric M. Sutty, Esq. CDD
                                         -------------------------------------
                                         Charlene D. Davis (No. 2336)
                                         Elio Battista, Jr. (No. 3814)
                                         Eric M. Sutty (No. 4007)
                                         222 Delaware Avenue, Suite 9000
                                         Wilmington, Delaware 19801
                                         Phone:  (302) 655-5000

                                         Attorneys for Alan M. Jacobs
                                         Chapter 7 Trustee

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